EXHIBIT 10.20






Date of Issue:  March 12, 1997


                              Our  Irrevocable Standby Letter of Credit No.
                              930046
                              Date of Expiry:  August 1, 1998
                              Place of Expiry:  Dallas, Texas


Trustee:
State Street Bank & Trust
Company, as Trustee
2 International Place
Boston, Massachusetts 02110

Attention:  Manager, Corporate Trust Department

Ladies and Gentlemen:

     At the request and for the account of Berry Iowa Corporation, a Delaware corporation (the "Company"), we (the "Bank") hereby issue in your favor our Irrevocable Letter of Credit No. 930046 in the maximum amount of $6,025,810.00 (Six Million Twenty-Five Thousand Eight Hundred Ten Dollars and No Cents), less, at any time, any amount of principal then outstanding under the Standby Credit Agreement dated as of March 1, 1997 (the "Standby Credit Agreement") among you, Berry Plastics Corporation, a Delaware corporation and the Company's parent corporation, and the Bank (such net amount, the "Stated Amount"), effective immediately and expiring at 5 P.M. (Dallas, Texas time) on August 1, 1998 (the "Stated Termination Date"). This Letter of Credit is issued to you as trustee (the "Trustee") under the Loan and Trust Agreement, dated as of August 30, 1988 (as heretofore amended, the "Trust Agreement"), among the City of Iowa Falls, Iowa (the Issuer), the Company and you, pursuant to which $5,400,000 in aggregate principal amount of the Issuer's Flexible Mode Industrial Development Revenue Refunding Bonds (Berry Iowa Corporation Project) Series 1988 (the "Bonds") are outstanding. This Irrevocable Letter of Credit is a Substitute Letter of Credit and a Letter of Credit as referred to in the Trust Agreement and is for the benefit of the holders of the Bonds.

     This Letter of Credit may be drawn up to the Stated Amount by presentation to us of one or more of your sight drafts referring thereon to the number of this Letter of Credit and accompanied by one of the following certificates duly completed by you and purportedly signed by you (any such sight draft accompanied by any such certificate being a "Draft");
               (1) Annex A - Certificate  for  Regular  Drawing pursuant to
          Section 401(3) (iii) or Section 505 of the Trust Agreement in connection with the payment of principal of and interest on the Bonds (excluding Borrower Bonds, as defined in the Standby Credit Agreement) as a result of either (x) a mandatory redemption under
          Section 401(c) (I) of the Trust Agreement or (y) an event other than a mandatory redemption under Section 401(c) (I) of the Trust Agreement where the aggregate unpaid principal of and interest on such Bonds have become due by acceleration or call for purchase or redemption pursuant to the terms of the Trust Agreement; and

               (2) Annex B - Certificate for Borrower Bond Redemption Drawing pursuant to Section 401(c) (ii) of the Trust Agreement in connection with the payment of the amount necessary to redeem Borrower Bonds (as defined in the Standby Credit Agreement) in an amount not exceeding the lesser of (x) the Stated Amount and (y) the sum of (a) the principal amount of such Borrower Bonds plus
          (b) 282 days' interest thereon calculated on the basis of an assumed rate of 15% per annum and actual days' elapsed divided by 365.

     The demand for payment hereunder shall not exceed the Stated Amount. The Stated Amount shall be automatically, and without any action on the part of the Bank, reduced (a) by the amount of each drawing hereunder and
(b) by the amount of any payment of principal on the Bonds, plus an amount equal to interest on such amount of principal paid for 282 days calculated at the rate of 15% per annum and on the basis of 365-day year upon receipt of written notice from you in the form of ANNEX C attached to this Letter of Credit.

     To the extent any amount drawn under this Letter of Credit pursuant to
Section 401(e) (iii) of the Trust Agreement remains in the separate account established by the Trustee in accordance with the terms of the Trust Agreement and is paid to the Bank,the Bank shall issue a New Letter of Credit (as defined in the Trust Agreement) in a Stated Amount equal to such remaining amount returned to the Bank.

     Each Draft presented under this Letter of Credit shall be dated the date of its presentation, and shall be drawn and presented to the Bank at NationsBank of Texas, N.A., 901 Main Street, Dallas, Texas 75202,
Attention: Mona Davis (or at any other office that may be designated by us in writing at least three Business Days prior to the date on which a drawing is made hereunder). Each certificate may be presented only on a Banking Day. If we receive any of your Drafts at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 10:30 A.M. (Dallas, Texas time) on a Banking Day prior to the termination hereof, we will honor the same no later than 2:00 P.M. (Dallas, Texas time) on the same day in immediately available funds in accordance with your payment instructions. If we receive any of your
Drafts at such office, all in strict conformity with the terms and conditions of this Letter of Credit after 10:30 A.M. (Dallas, Texas time,) on a Banking Day prior to the termination hereof, we will honor the same in immediately available funds no later than 2:00 P.M. (Dallas, Texas time) on the next succeeding Banking Day in accordance with your payment instructions. The term Banking Day means any day of the year other than a Saturday, Sunday, legal holiday or day on which banking institutions in Dallas, Texas; Hartford, Connecticut; or Boston, Massachusetts, or in the city in which the principal corporate trust office of the Trustee is located, are authorized or required to close.

     The Drafts you are required to submit to us may be submitted to us in the form of a facsimile copy by telecopier to the Bank, Attention: Mona Davis, telecopier no.: (214) 508-3928, with prior telephone notice to such office at telephone no.: (214) 508-3153 (or at such other office and telecopier and telephone numbers as we may designate to you in writing). By acceptance of this Letter of Credit, you agree to send the same day the originals of all telecopied Drafts to us, prominently marked to indicate that they are originals of telecopied Drafts, by overnight courier for next day delivery to our designated address for presentation of Drafts.

     By paying you an amount demanded in accordance with this Letter of Credit, we make no representation as to the correctness of the amount demanded or your calculations and representations on the certificates required of you by this Letter of Credit.

     This Letter of Credit shall automatically expire on the earliest to occur of (i) the date on which the Stated Amount is permanently reduced to zero, (ii) the date of issuance and delivery of a Substitute Letter of Credit (as defined in the Trust Agreement), (iii) the date on which the Bank shall have received written notice from you pursuant to the second sentence of the third paragraph of Section 103 of the Trust Agreement that all Bonds have been paid in full in accordance with the second paragraph of said Section 103, or (iv) 5:00 p.m. (Dallas, Texas time) on the Stated Termination Date.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any documents, instrument or agreement referred to herein (including, without limitation,the Bonds, the Trust Agreement, the Depositary Agreement or the Remarketing Agreement), except only the Drafts and Annexes referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Drafts and Annexes.

     This Letter of Credit is transferable any number of times in full but not in part. Transfer may be made to any entity whom you or any transferee hereunder designated as a successor trustee under the Trust Agreement who is acceptable to us, provided that our acceptance of a successor trustee shall not be unreasonably withheld and provided further that we will promptly advise you of our acceptance or disapproval. Transfer of the available drawing under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by your instruction to transfer in the form of Annex D attached to this Letter of Credit, and the payment of (x) $2,000.00 as a transfer fee and (y) the Bank's costs and expenses incurred in connection with such transfer. Upon presentation and payment, we shall forthwith effect a transfer of this Letter of Credit to your designated transferee.

     This Letter of Credit shall be governed by the laws of the State of Maryland, including the Uniform Commercial Code as in effect in the State of Maryland, except that Articles 16 and 20(b) of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, shall govern solely with respect to the presentation of Drafts by telecopy transmission. Communications to us with respect to this Letter of Credit other than presentations of Drafts and certificates hereunder shall be in writing and shall be addressed to us at NationsBank of Texas, N.A., 901 East Main Street, Dallas, Texas 75202,
Attention: Mona Davis, with a copy to NationsBank Business Credit, 100 South Charles Street, 4th Floor, Baltimore, Maryland 21201, Attention:
Vickie L. Tillman (or telecopied to (401) 576-2958), specifically referring to the number of this Letter of Credit. Communications to you with respect to this Letter of Credit shall be in writing and shall be addressed to you at your address set forth above, specifically referring to the number of this Letter of Credit and the Bonds.

     This Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication Number 500.


                                        NATIONSBANK, N.A.


                                          /S/ GINGER DOWNS
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							/S/  MIRELLA COLEMAN
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